EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 5, 2026 (the “Effective Date”), by and between:

Seller:	Francisco Antonio Sbert Mousko, an individual
ID No.: V-7.232.769 (“Seller”)

and

Buyer:	Pure North Analytics Corp., (a.k.a International Luxury Products, Inc.) a Nevada corporation
(“Buyer” or the “Company”)

1. PURPOSE AND NATURE OF TRANSACTION

1.1 Asset Acquisition: The Parties expressly acknowledge and agree that this transaction constitutes an asset purchase only, and does not constitute a merger, business combination, or acquisition of an operating business. Seller is not transferring, and Buyer is not acquiring, an ongoing business, customer base, revenue stream, mineral operation, or mining enterprise.

1.2 Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in this Agreement or in the schedules attached hereto.

2. PURCHASE PRICE AND CONSIDERATION

2.1 Purchase Price: As full and complete consideration for the Purchased Assets, Buyer shall issue to Seller One Million (1,000,000) shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Purchase Price Shares”), with a stated value of $1.00 per share, for an aggregate stated value of $1,000,000.

2.2 Nature of Consideration: The Parties acknowledge and agree that:

(a) the Purchase Price Shares are restricted securities issued in a private transaction pursuant to Section 4(a)(2) of the Securities Act of 1933 and/or Regulation D thereunder;

(b) the Purchase Price Shares are subject to an eighteen (18) month holding period from the date of issuance and are not freely tradable;

(c) the Purchase Price Shares are non-voting and do not convey any rights to control or influence the management or policies of the Company;

(d) the stated value of $1.00 per share does not represent the current or future market price of the Company’s common stock or any other class of securities;

(e) due to the absence of an active and reliable trading market for the Company’s securities and the restrictions applicable to the Purchase Price Shares, quoted market prices were not relied upon in determining the consideration for the Purchased Assets;

(f) the stated value reflects the arm’s-length, negotiated consideration for the Purchased Assets, taking into account the nature, utility, and condition of such assets, as well as the illiquid and long-term nature of the Purchase Price Shares.

2.3 No Change of Control: The issuance of the Purchase Price Shares does not result in a change of control of the Company, and Seller shall not be deemed a controlling shareholder or control person of the Company solely as a result of the transactions contemplated by this Agreement.

2.4 Issuance of Shares. At Closing, Buyer shall issue the Purchase Price Shares in book-entry form in the name of Seller, subject to applicable securities law restrictions and legends.

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3. EXPRESS EXCLUSIONS

3.1 Excluded Assets: For the avoidance of doubt, the Purchased Assets do not include, and Buyer does not acquire:

(a) any mineral rights, mining claims, concessions, exploration licenses, extraction permits, reserves, or subsurface rights of any kind;

(b) any rights to explore for, mine, extract, or sell minerals, metals, or natural resources;

(c) any customer contracts, offtake agreements, production-sharing agreements, or revenue arrangements;

(d) any intellectual property registrations, issued patents, or patent applications, unless expressly listed on Schedule B;

(e) any representations regarding the presence, quantity, or value of minerals on or beneath any land;

(f) any assets not expressly identified as Purchased Assets.

4. NO ASSUMPTION OF LIABILITIES

Buyer does not assume any liabilities of Seller, whether known or unknown, contingent or otherwise, including but not limited to:

•	environmental liabilities
•	regulatory compliance obligations
•	permitting requirements
•	land use violations
•	mining-related obligations

unless expressly assumed in a written instrument executed by Buyer.

5. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

5.1 Organization and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has full corporate power and authority to enter into this Agreement.

5.2 Authorization. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action of Buyer.

5.3 Valid Issuance. The Purchase Price Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, and subject to applicable transfer restrictions.

6. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants that:

6.1 Ownership and Authority: Seller owns or controls the Purchased Assets and has authority to transfer them.

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6.2 No Mining Rights Conveyed: Seller does not represent that the Purchased Assets include any mining, extraction, or mineral ownership rights.

6.3 Technology Status: Seller makes no representation that:

•	any technology is patented or patent-pending;
•	any technology has been independently validated;
•	any performance metrics are repeatable at scale.

6.4 Land Use Only: Any land interests transferred are used solely for operational and support purposes and do not convey mineral ownership.

6.5 As-Is; No Reliance: Except as expressly set forth in this Agreement, the Purchased Assets are conveyed “AS IS” and “WHERE IS,” and Seller disclaims any other representations or warranties, express or implied. Buyer acknowledges that it has not relied on any statements or representations not expressly contained herein.

7. CLOSING CONDITIONS

Closing is conditioned upon:

•	Buyer board approval;
•	execution of all schedules;
•	delivery of possession or control of Purchased Assets;
•	completion of required OTC disclosure updates.

8. GOVERNING LAW

This Agreement shall be governed by the laws of the State of Nevada.

9. INDEMNIFICATION

9.1 Seller Indemnification. Seller shall indemnify and hold harmless Buyer from any losses arising from a breach of Seller’s representations or warranties contained in this Agreement.

9.2 Limitation. In no event shall Seller be liable for indirect, consequential, or punitive damages.

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10. MISCELLANEOUS

10.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

10.2 Amendments. This Agreement may be amended only by a written instrument executed by both Parties.

10.3 Assignment. Seller may not assign this Agreement without Buyer’s prior written consent. Buyer may assign this Agreement to an affiliate.

10.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

10.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

10.6 Electronic Signatures. Signatures transmitted electronically shall be deemed original signatures.

10.7 Severability. If any provision of this Agreement is held invalid, the remaining provisions shall remain in full force and effect.

10.8 Waivers. Any waiver must be in writing and shall not be deemed a waiver of any subsequent breach.

10.9 Headings. Headings are for convenience only and shall not affect interpretation.

10.10 Further Assurances. Each Party agrees to execute such further documents as may be reasonably necessary to carry out the intent of this Agreement.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the Effective Date first written above.

SELLER:

FRANCISCO ANTONIO SBERT MOUSKO

/s/ Francisco Antonio Sbert Mousko

Date: February 5, 2026

BUYER:

PURE NORTH ANALYTICS CORP.,

(a.k.a International Luxury Products, Inc.)

a Nevada corporation

/s/ Ricardo Enrique Silva Canelon
Name: Ricardo Enrique Silva Canelon Title: Chief Executive Officer

Date: February 5, 2026

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SCHEDULE A

PHYSICAL ASSETS

The following tangible personal property owned by Seller and transferred to Buyer pursuant to the Asset Purchase Agreement:

A. Equipment and Machinery

•	One (1) aircraft
○	Tail Registration: YV2235
○	Year: 1999
○	Country of Registration: Venezuela
•	Two (2) haul trucks / mining trucks
○	Year: 2000
•	Two (2) Caterpillar excavators
○	Models: CAT 320 / CAT 323
○	Year: 2005
•	One (1) Caterpillar wheel loader
○	Model: CAT 966
○	Year: 2008
•	One (1) Dragflow dredging unit
○	Model: C557
○	Year: 2014

B. Power, Pumps, and Support Equipment

•	Three (3) water pump motors
•	Ten (10) Varisco power plants / generators
•	Miscellaneous power, pumping, and support equipment used in operational activities

C. Facilities and Improvements

•	One (1) warehouse facility
○	Approximate size: 855 square meters
○	Used for equipment storage, maintenance, and operational support

D. Spare Parts and Materials

•	Spare mechanical parts
•	Electrical components
•	Electronic parts and accessories related to the above equipment

Note: All Physical Assets are transferred in their current condition, “as-is” and “where-is,” subject to normal wear and tear.

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SCHEDULE B

TECHNOLOGY ASSETS

The following technology-related assets owned or controlled by Seller and transferred to Buyer pursuant to the Asset Purchase Agreement:

A. Software and Digital Assets

•	Software tools, scripts, and internal applications used for:
○	Equipment monitoring
○	Operational planning
○	Maintenance tracking
○	Data analysis related to processing and logistics
•

Software integrations or configurations utilizing commercially available platforms (including SAP, Caterpillar, and Komatsu systems), to the extent transferable, excluding any third-party proprietary rights

B. Algorithms, Models, and Methodologies

•	Internal algorithms and analytical models related to:
○	Operational efficiency
○	Predictive maintenance
○	Equipment utilization
○	Process optimization
•	Non-patented methodologies, workflows, and procedures used in mineral processing and operational support activities

C. Development-Stage Technology

•	In-development tools and concepts related to:
○	Geological data analysis using satellite imagery
○	Operational modeling
○	Process optimization techniques

D. Documentation and Know-How

•	Technical documentation
•	Operating manuals
•	Process descriptions
•	Technical know-how and trade secrets, whether documented or embodied in practice

Clarifications:

•	No issued patents or registered intellectual property are included.
•	Certain Technology Assets may be incomplete, experimental, or under development.
•	No representation is made regarding commercial readiness, performance outcomes, or scalability.

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SCHEDULE C

REAL PROPERTY INTERESTS (OPERATIONAL USE ONLY)

Seller’s transferable interests, if any, in land or land-use rights used solely for equipment staging, storage, processing support, logistics, and operational activities, and not for mineral extraction, as described below:

A. Land Parcels – Fundo Agropecuaria Los Chauramos

(UTM Coordinates – Huso 20)

•	B-1: North 812,864.0000 / East 674,791.0000
•	B-2: North 816,421.2431 / East 672,961.7867
•	B-3: North 817,783.2619 / East 675,634.7821
•	B-4: North 814,226.0188 / East 677,463.9955
•	Approximate Area: 1,200 hectares
•	Approximate Perimeter: 1,400 meters

B. Land Parcels – Parcela Sabanas de Botanamo

(UTM Coordinates – SIRGAS REGVEN, Huso 20)

•	B-1: North 797,151.1637 / East 684,902.3338
•	B-2: North 799,951.1637 / East 687,021.7184
•	B-3: North 799,951.1637 / East 697,021.7184
•	B-4: North 797,151.1637 / East 694,902.3338

Important Limitations:

•	Any land interests transferred are limited to Seller’s transferable ownership, leasehold, possessory, or usage rights, if any.
•	No mineral, subsurface, exploration, or extraction rights are conveyed.
•	Buyer acquires no rights to explore for or extract minerals by virtue of this Schedule.

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